QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Post-Effective Amendment No. 2 to Form S-1 of our reports dated March 9, 2009 and March 31, 2008, relating to our audit of the financial statements of Shermen WSC Acquisition Corp., appearing in the Prospectus, which is a part of this Post-Effective Amendment No. 2 to Form S-1. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
July 31, 2009

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM